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                                            THE FIRST BANCSHARES, INC.
                ----------------------------------------------------------------------------------
                                 (Name of Registrant as Specified In Its Charter)

                ----------------------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                               The First Bancshares, Inc.
                                        Notice of Annual Meeting of Shareholders
                                               to be held on May 27, 2010

Dear Fellow Shareholder:

We cordially invite you to attend the 2010 Annual Meeting of Shareholders of The First Bancshares, Inc., the holding company for The First, A National Banking Association. At the meeting, we will report on our performance in 2009 and answer your questions. We are excited about our achievements in 2009 and our plans for the future. We look forward to discussing these with you. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on Thursday, May 27, 2010, at 5:00 p.m. at our main office located at 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402 for the following purposes:

     1.   To elect four (4) members to the Board of Directors
     2.   To vote on approval of the appointment of T.E. Lott & Company as the
          Independent Public Accountants for the Company
     3.   To vote on advisory (non-binding) proposal:
          Resolved, that the shareholders approve its executive compensation as described in the section captioned "Compensation Discussion and Analysis" in the 2010 Proxy Statement, including the compensation tables and any related material."
     4.   To transact any other business that may properly come before the meeting or any adjournment of the meeting

Management currently knows of no other business to be presented.

Shareholders owning our common stock at the close of business on April 8, 2010, are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company’s offices prior to the meeting.

                  IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE
                              ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 27, 2010

The Proxy Statement for the annual meeting and Annual Report to Stockholders for the year ended
December 31, 2009, are available at http://www.cfpproxy.com/3944

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                                                       By Order of the Board of Directors,

                                                       David E. Johnson
                                                       Chairman of the Board

Dated and Mailed on or about April 20, 2010
Hattiesburg, Mississippi

                                                  3

                                             The First Bancshares, Inc.
                                              6480 U.S. Highway 98 West
                                           Hattiesburg, Mississippi 39402

                                        Proxy Statement for Annual Meeting of
                                       Shareholders to be Held on May 27, 2010

                                                    INTRODUCTION
Date, Time, and Place of Meeting

The Annual Meeting of Shareholders of The First Bancshares, Inc. (the “Company”) will be held at the main office of the Company located at 6480 U.S. Highway 98 West, Hattiesburg, Mississippi, on Thursday, May 27, 2010, at 5:00 p.m., local time, or any adjournment(s) thereof (the “Meeting”), for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement is furnished to the shareholders of the Company in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting.

The mailing address of the principal executive office of the Company is Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549.

The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is April 20, 2010.

Record Date; Voting Rights; Vote Required

The record date for determining holders of outstanding stock of the Company entitled to notice of and to vote at the Meeting is April 8, 2010 (the “Record Date”). Only holders of the Company’s common stock of record on the books of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 3,019,869 shares of the Company’s common stock issued and outstanding, each of which is entitled to one vote on all matters other than the election of Directors. In the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to be elected is four (4), a shareholder owning ten (10) shares may cast ten (10) votes for each of four (4) nominees, or cast forty (40) votes for any one (1) nominee or allocate the forty (40) votes among several nominees.

Any other matters that properly come before the Meeting will be decided by a majority of votes cast, unless a different vote is required by law, the Articles of Incorporation, or the Bylaws. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

Proxies

Shares of common stock represented by properly executed proxies, unless previously revoked, will be voted at the Meeting in accordance with the directions therein. If no direction is specified, such shares will be voted FOR each nominee listed below under “Election of Directors” and in the discretion of the person named in the proxy with respect to any other business that may come before the Meeting. We are not aware of any other matter to be considered at the Annual Meeting other than those listed in the Notice of Annual Meeting of Shareholders.

A proxy may be revoked by a shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy shall be suspended if the shareholder is present and elects to vote in person.

                                               MANAGEMENT PROPOSALS

PROPOSAL 1 - ELECTION OF DIRECTORS

Membership on the Board of Directors

The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class III directors will expire at the Meeting. The terms of the Class I directors will expire at the 2011 Annual Shareholders’ Meeting. The terms of the Class II directors will expire at the 2012 Annual Shareholders’ Meeting. Our directors and their classes are:

                Class I                                Class II                             Class III
                -------                                --------                             ---------

        Gregory H. Mitchell (I)                    David E. Johnson                 David W. Bomboy, M.D. (I)
           Ted E. Parker (I)                  Michael W. Chancellor (I)                E. Ricky Gibson (I)
           Dennis L. Pierce                    Andrew D. Stetelman (I)                 Fred A. McMurry (I)
       J. Douglas Seidenburg (I)               Charles R. Lightsey (I)               M. Ray (Hoppy) Cole, Jr.
                                                Ralph T. Simmons (I)*

       (I) indicates independent Director under NASDAQ director independence standards.

*The board of Directors, management and associates of the Company would like to recognize Ralph T. Simmons for his years of dedicated service. Mr. Simmons, elected to the board in 1998, retired effective January 1, 2010.

Nominees for Class III Director

At the Meeting, shareholders will elect four (4) nominees as Class III directors to serve a three-year term, expiring at the 2013 Annual Meeting of Shareholders, or until their successors are elected and qualified. The nominees for Class III directors are listed below. Each nominee currently serves as a Class III director.

                                                   Class III
                                                   ---------

                                           David W. Bomboy, M.D. (I)
                                              E. Ricky Gibson (I)
                                              Fred A. McMurry (I)
                                            M. Ray (Hoppy) Cole, Jr.

Set forth below is certain information about the nominees:

Background: David W. Bomboy, M.D., 63, is a lifelong resident of Hattiesburg, Mississippi. He graduated with honors in Pre-Medicine from the University of Mississippi in 1968 and earned an M.D. degree from the University of Mississippi Medical Center in 1971. Dr. Bomboy completed his orthopedic surgical training at the University of Mississippi in 1976. He is a board-certified orthopedic surgeon and has practiced orthopedics in southern Mississippi for 33 years. Dr. Bomboy is a member of the Mississippi State Medical Association, the American Medical Association, and served as past president of the Mississippi Orthopedic Society. He is the past president of the Methodist Hospital Medical Staff. Dr. Bomboy has been a director of the Company since 1995 and is also a director of the bank.

Experience/Qualifications/Skills: Dr. Bomboy has served on the board of the Company since its inception in 1995. He is the sole physician on our board which enables him to bring a different perspective to the challenges the board faces. His background, experience, and knowledge of the medical and business communities are important in the board’s oversight of management. His past involvement in real estate development adds another perspective to board discussions.

Background: E. Ricky Gibson, 52, has been president and owner of N&H Electronics, Inc., a wholesale electronics distributor, since 1988 and of Mid South Electronics, a wholesale consumer electronics distributor, since 1993. He is a member of Parkway Heights United Methodist Church. Mr. Gibson has been a director of the Company since 1995 and is also a director of the bank.

Experience/Qualifications/Skills: Mr. Gibson has served on the board of the Company since its inception in 1995. As the owner of wholesale electronics distributorships, Mr. Gibson is knowledgeable about all aspects of running a successful business and he understands the challenges business owners face. Also, he has developed an understanding of our bank and the banking industry in general, particularly in the area of audit and executive compensation. He serves as chairman of the bank audit committee and the compensation committee.

Background: Fred A. McMurry, 45, is a lifetime resident of the Oak Grove area. He is currently President and General Manager of Havard Pest Control, Inc. with over 21 years of experience in this family-owned business. He also serves on the Advisory Board of the Mississippi Pest Control Association and the board of the Bureau of Plant Industry of the Mississippi Department of Agriculture and Commerce. In addition, he is President of West Oaks, LLC and Vice President of Oak Grove Land Company, Inc. Mr. McMurry has been a director of the Company since 1995 and is also a director of the bank.

Experience/Qualifications/Skills: Mr. McMurry has been a director of the Company since its inception in 1995. He contributes his extensive knowledge of the Lamar County area of Mississippi, which is one of our primary markets. His many years of experience in family-owned businesses give him a broad understanding of the needs of our customers as well as insight into the economic trends in the area. He also has been involved in real estate development which adds value to loan discussions.

Background: M. Ray (Hoppy) Cole, Jr., 48, currently serves as CEO and President of the bank and the Company. Prior to joining the bank in September of 2002, Mr. Cole was Secretary/Treasurer and Chief Financial Officer of the Headrick Companies, Inc. for eleven years. Mr. Cole began his career with The First National Bank of Commerce in New Orleans, Louisiana and held the position of Corporate Banking Officer from 1985-1988. In December of 1988, Mr. Cole joined Sunburst Bank in Laurel, Mississippi serving as Senior Lender and later as President of the Laurel office. Mr. Cole graduated from the University of Mississippi where he earned a Bachelor’s and Master’s Degree in Business Administration. Mr. Cole also attended the Stonier Graduate School of Banking at the University of Delaware. He served as director of the Company from 1998 to 1999, and then from 2001 through the present. He also served as a director of our Laurel bank prior to consolidation and currently serves on the board of the bank.

Experience/Qualifications/Skills: Mr. Cole has served on the board of the Company for ten years. Mr. Cole’s years of experience in banking as well as his experience as CFO of a large company lend expertise to the board. His insight is an essential part of formulating our policies, plans and strategies.

The Board of Directors unanimously recommends you vote FOR Proposal 1 to elect all the nominees.

Set forth below is information about each of the Company’s other directors and each of its executive officers.

Background: Michael W. Chancellor, 42, a Laurel businessman, is partner in Bob Palmer’s Chancellor Motor Group-a business he entered in 2001, is owner of Chancellor Properties, a real estate investment company, and President of Chancellor Supply, Inc. He holds his B.S. in Business Administration with emphasis in Marketing from the University of Southern Mississippi. He is a member of the Rotary Club. He was an active member of the Laurel bank board since inception prior to consolidation and served on the Laurel Advisory Board. He is also serves as director of our bank.

Experience/Qualifications/Skills: Mr. Chancellor has served on the board of the Company since 2006. His experience in real estate investments, his involvement in several businesses and in the community, and his educational background make him a valuable asset to the board.

Background: David E. Johnson, 56, is the Chairman of the Board of the Company. Mr. Johnson, a native of Laurel, Mississippi, received a B.S. degree in Agricultural Economics in 1975 and an M.B.A. degree, with emphasis in Finance, in 1977 from Mississippi State University. In 1990, he graduated from the University of Oklahoma Commercial Lending and Graduate School. Mr. Johnson has completed various OMEGA lending courses and has taught a course at the University of Mississippi School of Banking. From 1993 to 1994, he served as chairman of the Southern Mississippi Group of Robert Morris & Associates. From 1987 to 1995, Mr. Johnson was with Sunburst Bank, which merged with Union Planters National Bank, as senior lender for the Hattiesburg branch and later as senior lender and credit administrator for southern Mississippi. He was responsible for approving loans and maintaining the credit quality of a $250 million portfolio of consumer, mortgage, and commercial loans. Currently, he is a member of Parkway Heights Methodist Church of Hattiesburg, the Hattiesburg Racquet Club and the Rotary Club. He served as a Director of the New Orleans Branch of the Atlanta Federal Reserve Bank. He was a National Director of the Independent Community Bankers of America and served on its Executive Committee. He also serves on the Board of Mississippi National Bankers’ Bank. He is on the Advisory Board for the Business School at the University of Southern Mississippi, and has served as a Director of the Area Development Partnership. Mr. Johnson has been a director of the Company since its inception in 1995 and is also a director of the bank.

Experience/Qualifications/Skills: Mr. Johnson has served on the board of the Company since its inception in 1995. He has over 32 years of experience in banking and is involved in the community. His vast knowledge of the bank’s history and current operations, and its future plans lend insight that is essential in formulating our plans and strategies.

Background: Charles R. Lightsey, 70, owns his own business as a Social Security Disability Representative. Mr. Lightsey worked with the Social Security Administration for 39 years, serving as District Manager of the Laurel Office for 32 years. He is a recipient of The Commissioner’s Citation, the highest accolade accorded by the SSA. His community involvement includes serving as a former deacon of the First Baptist Church of Laurel, member and Board of Directors of the Laurel Kiwanis Club, president of the Laurel-Jones County Council on Aging, member of the Pine Belt Mental Health Association Council and Chairman of the Federal, State and Local Government United Way. He received his degree in Management and Real Estate from the University of Southern Mississippi in 1961. Mr. Lightsey has been a director of the Company since 2003 and served on the board of the Laurel bank prior to consolidation. He currently serves on the Laurel Advisory Board and the board of the bank.

Experience/Qualifications/Skills: Mr. Lightsey has served on the Company’s board since 2003. His background as a manager with the Social Security Administration and his ownership of a business provide the board with a broad range of knowledge and business acumen.

Background: Gregory H. Mitchell, 69, former Mayor of Picayune, Mississippi, retired as procurement manager for Mississippi Space Services at Stennis Space Center. Mr. Mitchell is a member of Salem Baptist Church and the National Management Association (NMA), as well as the Board of Trustees for Pearl River Community College where he was elected President in January, 2008, for a two year term. He also serves on the Board of Directors for the Picayune Chamber of Commerce; the Field Advisory Council, Division of Housing and Urban Development. Mr. Mitchell has been a director of the Company since 2003 and also serves on the Picayune Advisory Board and on the board of the bank.

Experience/Qualifications/Skills: Mr. Mitchell has served on the board of the Company since 2003. His experience as Mayor of the City of Picayune, MS and also as procurement manager provide the board with valuable insight in board discussions.

Background: Ted E. Parker, 50, attended the University of Southern Mississippi and served as a licensed commodity floor broker at the Chicago Mercantile Exchange. He has been in the stocker-grazer cattle business for more than 30 years. He was selected as Lamar County Young Farmer and Rancher for 1993 and served as a board member of Farm Bureau Insurance. He is a member of the National Cattlemen’s Association, the Texas Cattle Feeders Association, Covington County Cattlemen’s Association, and the Seminary Baptist Church. Mr. Parker has been a director of the Company since 1995 and is also a director of the bank.

Experience/Qualifications/Skills: Mr. Parker has served on the board of the Company since its inception in 1995. His experience in the cattle business provides the board with insight into the needs of agricultural community in our market. He is very familiar with the market in which he lives and works and is also very involved in his community.

Background: Dennis L. Pierce, 52, is president of Dennis Pierce, Inc., a real estate development company in Hattiesburg, Mississippi, and the owner and president of PierCon, Inc. of Hattiesburg, a general contracting firm. Through PierCon, Mr. Pierce is responsible for several commercial construction jobs, and he is also involved in numerous commercial ventures. Mr. Pierce is a director and national representative of the Hattiesburg Homebuilders Association, and a director of the North Lamar Water Association. Since 1995, he has been a member and broker with the Hattiesburg Board of Realtors. He attended the University of Southern Mississippi. Mr. Pierce has been a director of the Company since 1995 and is also a director of the bank.

Experience/Qualifications/Skills: Mr. Pierce has been a director of the Company since its inception in 1995. Mr. Pierce’s experience as a builder and real estate investor provide the board with valuable knowledge in those areas. His advice and input over the years has proven to be very valuable to our board.

Background: J. Douglas Seidenburg, 50, is the owner and president of Molloy-Seidenburg & Co., P.A. He has been a CPA for more than 20 years. Mr. Seidenburg is involved in many civic, educational, and religious activities in the Jones County area. Past activities include serving as president of the Laurel Sertoma Club, president of the University of Southern Mississippi Alumni Association of Jones County, one of the founders of First Call for Help, a local United Way Agency started in 1990, treasurer of St. John’s Day School, director of Leadership Jones County and Future Leaders of Jones County. Mr. Seidenburg is a graduate of the University of Southern Mississippi, where he earned a B.S. degree in Accounting. Mr. Seidenburg has been a director of the Company since 1998 and served as director of the Laurel bank prior to consolidation. He also serves on the board of the bank.

Experience/Qualifications/Skills: Mr. Seidenburg has served on the board of the Company since 1998. He is Chairman of the Audit Committee and Nominating Committee and serves as the Financial Expert. His experience as a CPA and his knowledge of Corporate Governance help provide the board with an understanding of financial and accounting issues that are faced in today’s business environment.

Background: Andrew D. Stetelman, 49, is the third generation of his family in London and Stetelman Realtors. He graduated from the University of Southern Mississippi in 1983. He has served in many capacities with the National, State, and Hattiesburg Board of Realtors, and is past president and the Realtor of the Year in 1992 of the Hattiesburg Board of Realtors and the first Mississippi Commercial Realtor of the Year. He presently serves as the chairman of the Hattiesburg Convention Center, is a board member for the Area Development Partnership, and is a member of the Kiwanis International. Mr. Stetelman has been a director of the Company since 1995 and is also a director of the bank.

Experience/Qualifications/Skills: Mr. Stetelman has been a director of the Company since its inception in 1995. His experience in commercial real estate and real estate investments provides the board with insight in the trends and risks associated with residential and commercial real estate within all of our markets. His advice on all real estate issues is very valuable to the board.

Set forth below is information about the Company’s non-director executive officers.

Background: Dee Dee Lowery, CPA, 43, serves as Executive Vice President and Chief Financial Officer of the Company and the bank. Prior to joining the bank in February of 2005, Mrs. Lowery was Vice President and Investment Portfolio Manager of Hancock Holding Company for 4 years. Mrs. Lowery began her career in 1988 with McArthur, Thames, Slay and Dews, PLLC as a staff accountant until joining Lamar Capital Corporation in 1993. From 1993 until the merger in 2001 with Hancock Holding Company, Mrs. Lowery held several positions beginning with Internal Auditor for 2 years, Comptroller for 3 years and then Chief Financial Officer and Treasurer for 3 years. Mrs. Lowery graduated from the University of Southern Mississippi where she earned a Bachelor’s Degree in Business Administration with an emphasis in Accounting. Mrs. Lowery is on the Advisory Board for the Business School at the University of Southern Mississippi. Mrs. Lowery is a member of the MS Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mrs. Lowery is a member of the Funds Distribution Committee of the United Way, the Rotary Club of Petal and the Petal Children’s Task Force. Mrs. Lowery is also an active member of The Turning Pointe Church.

Background: David O. Thoms, Jr., 65, serves as Executive Vice President and Chief Operating Officer for The First Bancshares, Inc., and the bank. Mr. Thoms received a B.S. in General Business from Mississippi State University in 1966. Mr. Thoms worked as a state bank examiner prior to beginning his banking career in 1969 with Commercial National Bank and Trust Company (now known as Trustmark National Bank) in Laurel, Mississippi, where he served as Vice President and Cashier and was in charge of all phases of operations. Prior to joining the Hattiesburg bank in 1998, Mr. Thoms was co-owner of Builders Supply Company of Hattiesburg, Inc. from June of 1990 through December of 1997 and Thoms Accounting Service since February 1997. Mr. Thoms is also a graduate of the School for Bank Administration at the University of Wisconsin and the School of Banking of the South at LSU. Mr. Thoms spent 27 years in the Mississippi Army National Guard, retiring in 1993 as a Lt. Colonel-Transportation Corp.

Family Relationships

M. Ray (Hoppy) Cole, Jr., Director, CEO and President of the Company and the Bank, is the son of Ellen Cole, President, Pascagoula Branch.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers, including the actively-employed named executive officers, are similar to those provided to other executive officers in publicly traded financial institutions.

On February 6, 2009, we became a participant in the U.S. Treasury’s Troubled Asset Relief Program (“TARP”) by participating in the Capital Purchase Program element of TARP. As a result of our participation in TARP, The First Bancshares, Inc. and certain of our employees will be subject to compensation related limitations and restrictions for the period that we continue to participate in TARP. The TARP compensation limitations and restrictions include the following:

         o   Except in limited circumstances, our most highly compensated employee (as determined on an annual basis)
             will be prohibited from receiving cash bonus payments during the TARP period.  Mr. Johnson was subject to this limitation during 2009.

         o   Except in limited circumstances, our Named Executive Officers (NEOs) and our  next five most highly compensated employees (each as determined on an annual basis) will be prohibited from receiving any severance payments upon a termination of employment or any payments triggered by the occurrence of a change in control.

         o   Our NEOs and next 20 most highly compensated employees will be subject to a "clawback" of incentive compensation if that compensation is based on materially inaccurate financial statement or performance metrics.  Further, no one in this group of employees may receive any tax gross-up payment during the TARP period.

         o   We will be limited to an annual tax deduction of $500,000 with respect to the compensation paid to each of our NEOs.

The TARP rules further required us to adopt an “Excessive or Luxury Expenditure Policy.” Our board of directors has complied with this requirement and the policy is located on our website, www.thefirstbank.com. It is the intent of our board of directors that the policy remain in full force and effect for the duration of the TARP period. The policy covers, in particular, entertainment or events, office and facility renovations, aviation or other transportation services and other similar items, activities or events for which we may reasonably anticipate such expenditures that are not reasonable expenditures for staff development, reasonable performance incentives, or other similar reasonable measures conducted in the normal course of our business operations. All of our employees are required to comply with the policy. Our Chief Executive Officer and Chief Financial Officer are primarily accountable for adherence to the policy and for certifying that prior approval for any expenditure requiring such prior approval was properly obtained.

In addition to the foregoing limitations and restrictions, the TARP rules and regulations will require the Compensation Committee to undertake a semi-annual risk assessment with respect to certain of the compensation plans, programs and arrangements maintained by the Company, regardless of whether the individual employee(s) covered by the plan, program or arrangement is a NEO. The risk assessments are intended to reduce the chance that any employee will be incentivized to take unacceptable risks in order to maximize his or her compensation under such plans, programs and arrangements.

As the TARP final rules were implemented in 2009, the Compensation Committee regularly discussed its compliance obligations with respect to our executive compensation programs at each committee meeting. It has depended upon guidance from our legal counsel to fully interpret the extent of the application of each of these requirements in our executive compensation programs.

Similar to the required TARP semi-annual risk assessment, in late 2009, the Board of Governors of the Federal Reserve System issued proposed guidance that set forth a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions. Although the guidance is designated as proposed, the Federal Reserve has indicated that it expects current compliance with the guidance. The Federal Reserve’s framework focuses on balanced risk-taking incentives, compatibility with effective controls and risk management, and strong corporate governance.

The Compensation Committee believes that an awareness and assessment of the impact of risk has always been, and will continue to be, a component of its analysis of executive compensation. As such, the committee recognizes the role of risk assessment in the overall processes and procedures for establishing such executive compensation. In this regard, the committee believes that the TARP semi-annual risk assessment and the Federal Reserve’s proposed rules will serve as a framework for reconfirming the appropriateness of the process and procedure the committee has previously followed in reaching its decisions with respect to compensation related matters.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2009 as well as the other individuals included in the Summary Compensation Table on page 17, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives. These policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should be designed to include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all named executive officers of the Company. Decisions regarding the non-equity compensation of other executive officers are made by the Committee and the Chief Executive Officer.

The Committee and the Chief Executive Officer annually reviews the performance of each member of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. To that end, the Committee has retained Blanchard Chase to provide research for benchmarking purposes related to executive compensation. Additionally, the Company subscribes to and participates in the Mississippi Bankers Association survey, which provides the Committee with comparative compensation data from the Company’s market areas and its peer groups. This information is used by the committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company’s overall and long-term success.

It is anticipated that the services provided by the third-party consultant will be used as the basis of comparison of compensation between the Company and the companies in the Compensation Peer Group.

Compensation Policies and Practices as They Relate to Risk Management

As participants in the TARP Capital Purchase Program (the “CPP”) administered by the United States Department of the Treasury, the Company is subject to the executive compensation requirements of the Emergency Economic Stabilization Act of 2008 (“EESA”) and as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”). In compliance therewith the Compensation Committee of the Board of Directors of the Company meets at least semi-annually to discuss and evaluate employee compensation plans in light of its assessment of risk posed to the Company from such plans and to ensure compliance with executive compensation rules and regulations implemented under EESA and ARRA. The Compensation Committee met twice in 2009 to review the Company’s compensation plans and determined that the Company had no compensation plans that would encourage manipulation of reported earnings to enhance compensation or encourage unnecessary or excessive risk-taking. The Compensation Committee has determined that there are no compensation policies or procedures that are likely to have a material adverse effect on the Company.

Capital Purchase Program — Effect on Executive Compensation

In February, 2009 the Company entered into a transaction with the Department of the Treasury under the TARP Capital Purchase Program (“CPP”). In order to participate in the CPP, the Company will also be required to adopt the Treasury standards for executive compensation and corporate governance for the period during which the Treasury holds equity in the Company issued under the CPP. The Company must meet certain standards, including: (1) ensuring that incentive compensation for certain senior executives does not encourage unnecessary and excessive risks that threaten the value of the Company; (2) requiring a return to the Company of any bonus or incentive compensation paid to certain senior executives based on financial statements or other performance metric criteria that are later proven to be materially inaccurate; (3) prohibiting the Company from making certain excess payments to certain senior executives made on account of involuntary separations from service or in connection with a bankruptcy, insolvency or receivership of the Company; and (4) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each applicable senior executive. These standards could change based on subsequent guidance issued by the Treasury or the Internal Revenue Service. Both prior to its participation in the CPP, and for so long as the Treasury continues to hold equity interests in the Company issued under the CPP, the Company will monitor its compensation arrangements and modify such compensation arrangements, agree to limit and limit its compensation deductions, and take such other actions as may be necessary to comply with the standards discussed above, as they may be modified from time to time. The Company does not anticipate that any material changes to its existing executive compensation structure will be required to comply with the executive compensation standards included in the CPP.

Effect of American Recovery and Reinvestment Act of 2009

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”). ARRA contains expansive new restrictions on executive compensation for financial institutions and other companies participating in the CPP. These restrictions apply to us.

ARRA prohibits bonus and similar payments to top employees. ARRA prohibits the payment of any “bonus, retention award, or incentive compensation” to the Chief Executive Officer and the four other highest paid executive officers of the Company and the next 20 most highly compensated employees for as long as any CPP-related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009. “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met.

ARRA prohibits any payment to the Chief Executive Officer and the four other highest paid executive officers of the Company and any of the next five most highly compensated employees upon termination of employment for any reason for as long as any CPP-related obligations remain outstanding.

Under ARRA CPP-participating companies are required to recover any bonus or other incentive payment paid to the Chief Executive Officer and the four other highest paid executive officers of the Company or to the next 20 most highly compensated employees on the basis of materially inaccurate financial or other performance criteria.

ARRA prohibits CPP participants from implementing any compensation plan that would encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of its employees. The Treasury guidelines do not contain a similar requirement.

ARRA requires the Chief Executive Officer and the Chief Financial Officer of any publicly-traded CPP-participating company to provide a written certification of compliance with the executive compensation restrictions in ARRA in the company’s annual filings with the SEC beginning in 2010.

ARRA requires each CPP-participating company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.

ARRA directs the Treasury to review bonuses, retention awards, and other compensation paid to the Chief Executive Officer and the four other highest paid executive officers of the Company and the next 20 most highly compensated employees of each company receiving CPP assistance before ARRA was enacted, and to “seek to negotiate” with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with CPP or otherwise in conflict with the public interest.

The Compensation Committee will consider these new limits on executive compensation and determine how they impact the Company’s executive compensation program.

2009 Executive Compensation Components

Historically, and for the fiscal year ended December 31, 2009, the principal components of compensation for named executive officers were:

          o base salary;

          o performance-based incentive bonus compensation;

          o equity incentive compensation;

          o retirement and other benefits; and

          o Perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.

During its review of base salaries for executives, the Committee primarily considers: 1) performance of the Company; 2) market data provided by our outside consultants; 3) internal review of the executive’s compensation, both individually and relative to other officers; and 4) individual performance of the executive. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of the named executive officers are based on the Committee’s assessment of the individual’s performance.

Performance-Based Incentive Compensation

The Company has established an incentive bonus compensation plan that is based upon individual performance as well as team and corporate performance. Named executive officers in the Company have unique performance goals in up to nine (9) categories. The individual measures relate primarily to sales, service quality, regulatory compliance, timeliness, and financial goals. The particular measures on an individual’s performance depend on the actions that are determined to be most important for that individual to achieve for the current year. The estimated bonus payouts are accrued throughout the year. Cash bonuses may be granted to executives at each year end depending on the achievement of a corporate performance target such as earnings per share, which was used in 2008. The Company’s Chief Executive Officer has measures that are company-wide in nature. The measures for 2008 were for net income, earnings per share and return on equity. Each measure was weighted equally for 2009.

For the year ended December 31, 2009, the following cash bonuses were awarded:

                    David E. Johnson                                         $    0.00
                    M. Ray (Hoppy)  Cole, Jr.                                     0.00
                    Dee Dee Lowery                                            2,000.00
                    David O. Thoms, Jr                                            0.00
                    Carol M. Daniel(1)                                        2,000.00
                    Ray L. Wesson, Jr.(1)                                     2,250.00

(1) Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company.

Equity Incentive Compensation

1999 Stock Option Plan

On May 27, 1999, the Company's shareholders approved the 1999 Stock Incentive Plan (1999 Plan). The 1999
Plan provides for the granting of options to purchase up to 213,376 shares of the Company's common stock by the
Company's and its subsidiary's directors, key employees, and management.  Under the 1999 Plan, the Company may grant either incentive stock options or nonqualified stock options.  Options granted to directors and employees vest in equal amounts over three years.  Stock options granted to management vest based on annual performance goals or after nine years and eleven months, if still employed.  At December 31, 2009 all options had been exercised or forfeited.  All options expired and were void unless exercised on or before April 15, 2009.  The options were exercisable at not less than the market value of the Company's stock at the grant.  29,668 shares were exercised and 88,158 shares were forfeited in 2009.

2007 Stock Option Plan

          In 2007, the Company adopted the 2007 Stock Incentive Plan.  The 2007 Plan provides for the issuance of up to 315,000 shares of Company Common Stock, $1.00 par value per share.  Shares issued under the 2007 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          Awards of Company Common Stock under the 2007 Plan may take the form of a stock option, including an incentive stock option (a stock option which meets the applicable requirements of the Internal Revenue Code), stock appreciation rights (an award entitling a holder to receive an amount in cash, Company Common Stock, or a combination of both determined by reference to the excess of the fair market value of a specified number of shares of Company Common Stock over a specified price which shall not be less than the fair market value of such shares as of the date of the grant), restricted stock awards (a transfer of shares subject to certain restrictions on transfer or other incidents of ownership or subject to specified performance standards), dividend equivalent rights (an award entitling a holder to receive an amount in cash, Company Common Stock, or a combination of both determined by reference to the cash dividends paid on a specified number of shares of Company
Common Stock from the date of grant), performance unit awards, restricted stock units or other stock-based awards
(including without limitation, awards entitling recipients to receive shares of Company Common Stock to be delivered in the future) (collectively referred to as "Awards").  As of December 31, 2009, no awards had been granted.

Retirement and Other Benefits

      All employees of the Company, including named executive officers, are eligible to participate in the The
First Bancshares, Inc. 401K Plan and Trust.

        The Company sponsors an Employee Stock Ownership Plan (ESOP), which was established in 2006 for employees who have completed one year of service for the Company and attained age 21.  Employees become fully vested after five years of service.  Contributions to the plan are at the discretion of the Board of Directors.  At December
31, 2009, the ESOP held 6,620 shares of Company common stock and had no debt obligation.

Perquisites and Other Personal Benefits

      The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

      The named executive officers participate in the Company's broad-based employee benefit plans, such as medical, dental, supplemental disability and term life insurance programs.  Some of the named executive officers are provided use of company automobiles.  The vehicle is provided primarily for their business travel.  Personal use is taxed through the Company's payroll process.  Each named executive officer and certain other members of senior management are entitled to receive a cash payment upon such executive's death through the split dollar death benefit funded by bank owned life insurance.

      Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2009, are included in the "Summary Compensation Table" on page 17.

      The Company has entered into Change of Control Agreements with certain key employees. The Change of Control
Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading
"Potential Payments Upon Termination or  Change in Control" on pages 22 and 23.

Deductibility of Executive Compensation

      As part of its role, the Committee reviews and considers the deductibility of executive compensation under
Section 162(m)(5) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $500,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans are generally fully deductible for federal income tax purposes.

                                           COMPENSATION COMMITTEE REPORT

          The Compensation Committee certifies that it has reviewed with senior risk officers the SEO incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the financial institution.

      The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and
Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the
Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this
Proxy Statement.

                                                                       THE COMPENSATION COMMITTEE

                                                                       E. Ricky Gibson, Chairman
                                                                       David W. Bomboy
                                                                       Charles R. Lightsey
                                                                       Gregory H. Mitchell

The First Bancshares, Inc.
Summary Compensation Table (SCT)
For the Year ended December 31, 2009

                                                                                     Non-equity
                                                                                     Incentive Plan     All other
                     Name and Principal Position                  Year     Salary    Compensation     Compensation        Total
---------------------------------------------------------------- ------ ------------ --------------  -------------   --------------
David E. Johnson, Chairman of the Board                           2009   $187,947.46   $   0.00      $15,790.32      $203,737.78
                                                                  2008    197,486.28       0.00       17,545.85       215,032.13
                                                                  2007    162,591.00  80,950.00      133,063.93       376,604.93
M. Ray (Hoppy)  Cole, Jr., President and Chief Executive Officer  2009    173,114.13       0.00       14,586.92       187,701.05
                                                                  2008    164,403.86       0.00       14,595.65       178,999.51
                                                                  2007    155,465.10  12,717.00       18,297.37       186,479.47
Dee Dee Lowery, Chief Financial Officer                           2009    121,664.66   2,000.00       10,007.90       131,743.06
                                                                  2008    117,109.08   1,929.50        9,881.83       128,920.41
                                                                  2007    110,518.27  15,000.00        9,864.53       135,382.80
David O. Thoms, Jr., Chief Operations Officer                     2009     86,450.54       0.00        8,771.78        95,222.32
                                                                  2008     86,595.97       0.00        9,844.61        96,440.58
                                                                  2007     83,539.34   7,623.00       10,697.81       101,860.15
Carol M. Daniel, Credit Administrator(1)                          2009    139,253.13   2,000.00       11,984.21       150,237.34
                                                                  2008    135,012.16   3,000.00       11,474.97       149,487.13
                                                                  2007    132,200.04  15,450.00        9,495.78       138,902.82
Ray L. Wesson, Jr., President, Southern Region(1)(2)              2009    153,000.00   2,250.00        6,659.25       158,819.25
                                                                  2008    143,173.08   3,000.00        3,529.97       149,703.05
                                                                  2007           N/A        N/A             N/A              N/A

(1) Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company
(2) Ray L. Wesson, Jr. began his employment on January 1, 2008

The First Bancshares, Inc.
SCT (Continued)
All Other Compensation
For the Year Ended December 31, 2009

                                                                            Medical,
                                                             Group Term      Dental,    Split Dollar    Additional
                                        Auto       401(k)        Life      Disability   Death Benefit  Compensation       Total
             Name            Year    Allowance     Match      Insurance    Insurance       BOLI          (1)(4)       Compensation
---------------------------  -----   ----------  ----------  -----------  ------------  -------------- ------------   ------------
David E. Johnson             2009     $465.00    $5,727.55    $344.00       $5,144.53       $495.00      $3,614.14      $15,790.32
                             2008      390.00     5,924.58     360.00        5,212.56      2,075.00       3,583.71       17,545.85
                             2007      652.50     5,250.56     360.00        6,056.26      2,069.00     118,675.61      133,063.93
M. Ray (Hoppy)  Cole, Jr.    2009      952.50     5,342.72     344.00        6,101.30        396.00       1,450.40       14,586.92
                             2008      990.00     5,060.21     360.00        5,984.02        366.00       1,835.42       14,595.65
                             2007    1,162.50     4,619.00     360.00        6,845.92        333.00       4,976.95       18,297.37
Dee Dee Lowery               2009           -     3,688.65     203.20        4,624.73        258.00       1,233.32       10,007.90
                             2008           -     3,542.41     316.80        4,372.66        240.00       1,409.96        9,881.83
                             2007           -     2,476.60     360.00        5,180.56        225.00       1,622.37        9,864.53
David O. Thoms, Jr.          2009           -     2,679.31     236.80        3,896.07        868.00       1,091.60        8,771.78
                             2008           -     2,611.81     234.00        4,702.47      1,041.00       1,255.83        9,844.61
                             2007           -     2,524.06     230.40        5,893.88        906.00       1,143.47       10,697.81
Carol M. Daniel (2)          2009           -     4,244.59     344.00        6,267.13             -       1,128.49       11,984.21
                             2008           -     4,172.36     360.00        5,893.94             -       1,048.67       11,474.97
                             2007           -       999.24     360.00        6,845.92             -       1,290.62        9,495.78
Ray L. Wesson, Jr.(2)(3)     2009      727.50     3,375.00     344.00        2,795.85             -       1,498.75        6,569.25
                             2008      577.50            -     360.00          658.60             -       1,933.87        3,529.97
                             2007         N/A          N/A        N/A             N/A           N/A            N/A             N/A

(1) Represents reimbursement for club dues and cell phones for all named executives
(2) Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company
(3) Ray L. Wesson, Jr. began his employment on January 1, 2008
(4) Amount includes  $114,835 which represents David Johnson's exercise of non-incentive stock options in
    2007 from the 1997 Stock Option Plan.  The exercise price was $5.00 per share for 6,562 shares and the value at the time of exercise was $22.50 per share.

The First Bancshares, Inc.
Outstanding Equity Awards at Fiscal Year-End
As of  December 31, 2009

                                                                                                                   Equity
                                                                                                                   Incentive
                                                                                                        Equity     Plan
                                                                                                        Incentive  Awards:
                                                                                                        Plan       Market or
                                                     Equity                                             Awards:    Payout
                                                 Incentive Plan                                         Number of  Value of
                                                     Awards                                   Market    Unearned   Unearned
                         Number of    Number of    Number of                      Number of  Value of   Shares,    Shares,
                         Securities  Securities    Securities                     Shares or  Shares or  Units or   Units or
                         Underlying  Underlying    Underlying                     Units of   Units of   Other      Other
                        Unexercised  Unexercised  Unexercised  Options   Option   Stock That Stock That Rights that Rights That
                        Options (#)  Options (#)  Unearned    Exercise Expiration Have Not   Have Not   Have Not   Have Not  Vesting
             Name       Exercisable Unexercisable Options(#)  Price($)    Date      Vested   Vested($)  Vested(#)  Vested ($)  Date
                            (2)
David E. Johnson             -            -             -       -          -           -       -             -         -         -
M. Ray (Hoppy)  Cole, Jr.    -            -             -       -          -           -       -             -         -         -
Dee Dee Lowery               -            -             -       -          -           -       -             -         -         -
David O. Thoms, Jr.          -            -             -       -          -           -       -             -         -         -
Carol M. Daniel(1)           -            -             -       -          -           -       -             -         -         -
Ray L. Wesson, Jr.(1)        -            -             -       -          -           -       -             -         -         -

(1) Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company
(2) All options expired and were void unless exercised on or before April 15, 2009

The First Bancshares, Inc.
Option Exercises and Stock Vested
For the Year Ended December 31, 2009

                                                                      Option Awards                            Stock Awards
                                                       ----------------------------------------------------------------------------
                                                                                                      Number of
                                                         Number of Shares       Value realized     Shares Acquired    Value Realized
                                                       Acquired on Exercise     Upon Exercise        on Vesting  (#)    On Vesting
                                  Name                          (#)                    (#)             (#)                  ($)
-----------------------------------------------------  ----------------------------------------------------------------------------
David E. Johnson, Chairman of the Board                           -                      -                -                  -
M. Ray (Hoppy) Cole, Jr., President and CEO                   2,000              $1,920.00                -                  -
Dee Dee Lowery, CFO                                               -                      -                -                  -
David O. Thoms, Jr., COO                                          -                      -                -                  -
Carol M. Daniel, Credit Administrator(1)                          -                      -                -                  -
Ray L. Wesson, Jr., President, Southern Region(1)                 -                      -                -                  -

(1)  Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company

The First Bancshares, Inc.
Director Compensation Table
For the Year Ended December 31, 2009

                             Fees                                     Change in Pension Value
                             Earned or                   Non-Equity      and Nonqualified
                             Paid in     Stock Option  Incentive Plan  Deferred Compensation     All Other
                                Cash    Awards Awards   Compensation         Earnings          Compensation
Name                           (1)($)     ($)    ($)        ($)                                                    Total
--------------------------------------------------------------------------------------------------------------------------
David E. Bomboy               $8,700.00  $  -  $   -       $  -             $    -              $        -     $  8,700.00
Michael W. Chancellor          8,075.00     -      -          -                  -                       -        8,075.00
E. Ricky Gibson               14,400.00     -      -          -                  -                6,000.00       20,400.00
Charles R. Lightsey           15,625.00     -      -          -                  -                6,000.00       21,625.00
Fred A. McMurry                8,300.00     -      -          -                  -                6,000.00       14,300.00
Gregory H. Mitchell            9,550.00     -      -          -                  -                6,000.00       15,550.00
Perry E. Parker(2)                    -     -      -          -                  -                6,250.00        6,250.00
Ted Parker                     8,250.00     -      -          -                  -                6,000.00       14,250.00
Dennis L. Pierce               7,075.00     -      -          -                  -                       -        7,075.00
J. Douglas Seidenburg         13,850.00     -      -          -                  -                6,000.00       19,850.00
Ralph T. Simmons(3)           13,050.00     -      -          -                  -                6,000.00       19,050.00
A. L. Smith(2)                        -     -      -          -                  -                6,250.00        6,250.00
Andrew D. Stetelman           11,450.00     -      -          -                  -                6,000.00       17,450.00

(1)  The First Bancshares, Inc. board meeting pays $250 per meeting; The First, A National Banking
     Association board meeting pays $400 per meeting; advisory board meeting pays $150 per meeting;
     audit committee meeting pays $200 per meeting, all other committee meetings pay $150 per meeting.
     Chairmen of Audit, Compensation ,Nominating  and Compliance Committees are paid a retainer of $375 per quarter. The fees were paid for meetings attended January through December, 2009.  Each director is paid in the form of cash.
(2)  Represents Director Emeritus fee.
(3)  Ralph T. Simmons retired from the board effective 1-1-10.

The First Bancshares, Inc.
Potential Payments Upon Termination or Change-in-Control
As of December 31, 2009

                                                                    Termination for Good
Executive Benefits and Payments                 Voluntary                 Reason
Upon Termination                               Termination         Upon Change in Control             Death
------------------------------------          ----------------    ---------------------------     ----------------

David E. Johnson
    Compensation:
          Base Salary                           $273,750.00                $365,000.00
    Benefits & Perquisites:
          BOLI Death Benefit                                                                        $500,000.00
M. Ray (Hoppy) Cole, Jr.
    Compensation:
          Base Salary                                     -                          -
    Benefits & Perquisites:
          BOLI Death Benefit                                                                         200,000.00
Dee Dee Lowery
    Compensation:
          Base Salary                                     -                 195,000.00
    Benefits & Perquisites:
          BOLI Death Benefit                                                                         200,000.00
David O. Thoms, Jr.
    Compensation:
          Base Salary                                     -                          -
     Benefits & Perquisites:
          BOLI Death Benefit                                                                              100,000.00

The First Bancshares, Inc.
Potential Payments Upon Termination or Change-in-Control  (Continued)
As of December 31, 2009

                                                                                Termination for Good
                                                                                       Reason
Executive Benefits and Payments                             Voluntary          Upon Change in Control
Upon Termination                                           Termination                                            Death
---------------------------------------------------- ------------------------ -------------------------- ------------------------
Carol M. Daniel (1)
    Compensation:
          Base Salary(2)                                       -                          -
     Benefits & Perquisites:
          BOLI Death Benefit                                                                                       -
Ray L. Wesson, Jr. (1)
    Compensation:
          Base Salary                                          -                          -
     Benefits & Perquisites:
          BOLI Death Benefit                                                                                        -

(1) Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company
(2) The agreement is silent as to compensation payable in the event of a change in control.  However, the agreement stipulates one and one-half  years of employment.

    The Stimulus Bill's executive compensation restrictions will prohibit the Company from making "any payment" to the named executive officers "for departure from the Company for any reason, except for payments for services performed or benefits accrued".

                                           SECURITY OWNERSHIP OF CERTAIN
                                         BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock in the
Company owned by the directors, nominees for director, and executive officers, as of  March 25, 2010.

           Name of                         Amount and Nature            Percent of
       Beneficial Owner                 of Beneficial Ownership(1)      Class (2)

David W. Bomboy, M.D.                          71,062                     2.36

Michael W. Chancellor                          29,141                      .97

M. Ray (Hoppy)  Cole, Jr.                      18,706                      .62

E. Ricky Gibson                                53,640                     1.78

David E. Johnson                               74,120                     2.46

Charles R. Lightsey                            32,230                     1.07

Fred A. McMurry                                52,494                     1.74

Gregory H. Mitchell                             1,610                      .06

Ted E. Parker                                  41,300                     1.37

Dennis L. Pierce                               58,270                     1.93

J. Douglas Seidenburg                          53,500                     1.78

Ralph T. Simmons(3)                            43,000                     1.43

Andrew D. Stetelman                            25,404                      .85

Dee Dee Lowery                                 12,112                      .41

David O. Thoms, Jr.                             8,169                      .27

Executive Officers,                           574,758                    19.10
Directors, and Nominees
as a group

________________

(1)      Includes shares for which the named person:
         -    has sole voting and investment power,
         -    has shared voting and investment power with a spouse, or
         -    holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)      Calculated based on 3,019,869  shares outstanding

(3)         Retired from the board effective 1/1/10
__________________

Stock Ownership of Principal Stockholders

As of March 25, 2010, to the registrant’s knowledge, there were no beneficial owners of five percent (5%) or more of the outstanding common stock.

CORPORATE GOVERNANCE

Corporate Governance Guidelines. The Board of Directors’ Nominating Committee has enacted guidelines to determine director independence and qualifications for directors. The Nominating Committee Charter is published at the Corporation’s website under the “Corporate Governance” at www.thefirstbank.com. The Board regularly reviews corporate governance developments and considers modifications to its governance charter to clarify and augment the Board’s processes, including those relating to risk oversight.

The Board’s Role in Risk Oversight. We believe that each member of our Board of Directors in his or her fiduciary capacity has a responsibility to monitor and manage risks faced by the Company. At a minimum, this requires the members of our Board of Directors to be actively engaged in board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Company are monitored by the Board of Directors and the Audit Committee through its review of the Company’s compliance with regulations set forth by its regulatory authorities and recommendations contained in regulatory examinations.

Because we believe risk oversight is a responsibility for each member of the Board of Directors, we do not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each of our committees concentrates on specific risks for which they have an expertise, and each committee is required to regularly report to the Board of Directors on its findings. For example, the audit committee regularly monitors the Company’s exposure to certain reputational risks by establishing and evaluating the effectiveness of company programs to report and monitor fraud and by monitoring the Company’s internal controls over financial reporting. Our compensation committee’s role in monitoring the risks related to our compensation structure is discussed in further detail below.

Director Independence. The First Bancshares, Inc. currently has nine independent directors out of twelve. The Board has satisfied, and expects to continue to satisfy, its objective that at least a majority of the Board should consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence which conform to the independence requirements of the NASDAQ Stock Exchange listing standards. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination.

In the course of the Board’s determination regarding independence, it considers any transactions, relationships and arrangements as required by the Company’s independence guidelines.

All members of the Audit Committee, Compensation Committee, and Nominating Committee must be independent directors as defined by NASDAQ. Members of the Audit Committee also must satisfy a separate Securities and Exchange Commission (“SEC”) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than their directors’ compensation.

Director Candidates, Qualifications and Diversity. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating Committee will consider a number of criteria, including, without limitation, financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honest and reputation; dedication to the Company and its stockholders; independence and any other factors the Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. Although the Nominating Committee has no official policy regarding diversity, the committee seeks well-qualified nominees, and believes its Board represents a wide variety of backgrounds.

Board Leadership Structure. The Board of Directors of the Company is made up of twelve individuals, two of whom are insiders as executives of the Company. The ten outside directors have a wide variety of business experience and bring that experience to bear in fulfilling their duties as directors of the Company. The Chairman and Chief Executive Officer positions are held separately. The Board has not named a lead independent director. All independent directors have an equal voice in the business of the Company.

The Board of Directors has the primary responsibility of overseeing the Company’s risk management processes, including reviewing policies and procedures to identify any significant risks or exposures and determining the steps to take to monitor and minimize those risks. The Audit Committee is responsible for oversight of financial reporting risks, while the Compensation Committee is responsible for oversight of compensation-related risks.

Standards of Conduct. All directors, officers and employees of The First Bancshares, Inc. must act ethically at all times and in accordance with the policies comprising the Code of Ethics for Financial Officers, a copy of which can be found at the Company’s internet website, www.thefirstbank.com.

Communicating Concerns to Directors. The Audit Committee and the non-management directors have established procedures to enable any employee who has a concern about The First Bancshares’ conduct, policies, accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board through an email or written notification directed to the Chairman of the Audit Committee c/o Chandra Kidd, Corporate Secretary. Such communications may be confidential or anonymous. The Company’s Whistleblower Policy is available on the Company’s website, www.thefirstbank.com. The status of any outstanding concern, if any, is reported to the non-management directors of the Board periodically by the Chairman of the Audit Committee.

Stockholder Communications. Stockholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to Chandra B. Kidd, Secretary, The First Bancshares, Inc., P. O. Box 15549, Hattiesburg, Mississippi, 39404. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in case of correspondence addressed to the “Board of Directors”) or to the individual director without exception.

ADDITIONAL INFORMATION CONCERNING DIRECTORS AND OFFICERS

Meetings of the Board of Directors

During the year ended December 31, 2009, the Board of Directors of the Company held 5 meetings. All of the directors of the Company attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served, except: Michael W. Chancellor, and Dennis Pierce. The Board of Directors of the Bank held 15 meetings during the year ended December 31, 2009.

Committees of the Board of Directors

The Audit Committee of the Company is composed of the following independent members: J. Douglas Seidenburg, E. Ricky Gibson, Gregory H. Mitchell, Charles Lightsey and Michael W. Chancellor. The Audit Committee met five times during the year ended December 31, 2009. On February 21, 2002, the Board adopted a written Audit Committee Charter, a copy of which can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Audit Committee has the responsibility of reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The Committee also recommends to the Board of the Company the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts for the Company. The Audit Committee reports its findings to the Board of Directors of the Company. The Board of Directors has determined that the members of the Audit Committee are independent. The Board of Directors has also determined that there is at least one independent audit committee financial expert, J. Douglas Seidenburg, serving on the Audit Committee, as the terms independent and audit committee financial experts are used in pertinent Securities and Exchange Commission laws and regulations.

The Company’s Board of Directors has appointed a Compensation Committee and a Nominating Committee.

The Compensation Committee is responsible for establishing the compensation plans for the bank. Its duties include the development with management of all benefit plans for employees of the bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. On April 4, 2008, the Board adopted a written Compensation Committee Charter and a Compensation Philosophy, which can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Compensation Committee met eight times during the year ended December 31, 2009. The Compensation Committee is composed of the following members: E. Ricky Gibson, David Bomboy, Charles Lightsey, and Gregory H. Mitchell, all of whom are independent directors.

The Nominating Committee is responsible for nominating individuals for election to the Company’s Board of Directors. The Nominating Committee met three times during the year ended December 31, 2009, and consists of J. Douglas Seidenburg, Andrew Stetelman, Fred A. McMurry, and Ted Parker, all of whom were independent directors. The Company adopted a Nominating Committee Charter, a copy of which was attached as Exhibit “B” to the Proxy Statement for the 2004 Annual Meeting. A copy of the Nominating Committee Charter can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Nominating Committee welcomes recommendations made by shareholders of the Company. Any recommendations for the 2011Annual Shareholders’ Meeting should be made in writing addressed to the Nominating Committee, c/o Chandra Kidd at 6480 U.S. Highway 98 West (39402), Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549 by January 27, 2011. It is the Nominating Committee’s policy to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. The Nominating Committee will consider only those director candidates recommended in accordance with the Nominating Committee Shareholder Policies and Procedures, a copy of which was attached as Exhibit “C” to the Proxy Statement for the 2004 Annual Meeting. A copy of the Nominating Committee Shareholder Policies and Procedures can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”.

Report of the Audit Committee

         The Audit Committee of the Company has:

         -    Reviewed and discussed the audited financial statements with management of the Company.

         -    Discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 114, "The Auditor's Communications with Those Charged with Governance"

         -    Received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board Rule 3526, "Communications with Audit
              Committees" and have discussed with the independent auditors the auditors' independence.

         -    Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in pertinent NASDAQ rules.

Members of the Audit Committee:

J. Douglas Seidenburg
E. Ricky Gibson
Gregory H. Mitchell
Charles R. Lightsey
Michael W. Chancellor

Certain Relationships and Related Transactions

Officers, directors and 10% beneficial owners of the Company and its associates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, are customers of the bank and have transactions with the banks in the ordinary course of business, and may continue to do so in the future. All outstanding loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. All directors other than David E. Johnson , M. Ray (Hoppy) Cole, Jr., and Dennis Pierce are independent as defined in pertinent Nasdaq rules.

The Company entered into a construction contract with PierCon, Inc. relating to the renovation of the Company’s Operations Center located at 5299 Old Hwy 11, Hattiesburg, MS. As of October 8, 2008, all amounts relating to the contract had been paid and the contract completed. The contract provided for payments to be made on a “cost plus ten plus ten” basis (cost plus ten percent profit plus ten percent overhead). Including change orders, overhead, profit, and sales tax, the total contract amount of $561,565.00, which represents cost plus eight percent profit plus eight percent overhead, was paid during 2008. Dennis Pierce, who serves as a Director of the Company, is President of PierCon, Inc. This transaction was reviewed and approved in advance by the Board’s Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and beneficial owners of more than 10% to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission Regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to the Company’s executive officers and directors were complied with.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Public Accountants

T.E. Lott & Company were the independent auditors for the Company during the year ending December 31, 2009, and will serve as the independent auditors to the Company for the year ending December 31, 2010. The Company expects a representative of this firm to attend the Meeting, to have the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from shareholders.

Audit Fees

The following is a summary of fees related to services performed for the Company by T.E. Lott & Company for the years ended December 31, 2009 and 2008:

                                                                                              2009             2008

Audit Fees - Audit of the consolidated statements and
Quarterly review of financial statements included in
Form 10-Q and consents                                                                       $85,160          $53,535
Audit Related Fees -  Services in connection with application of accounting                    7,177            1,960
pronouncements  and Sarbanes-Oxley Act
Tax Services - Preparation of federal and state income tax and property returns                9,316            9,135
All other fees - Assistance with and compilation of regulatory filings with                        -                -
Federal Reserve Bank
-----------------------------------------------------------------------------------------------------------------------
                                                                              Total         $101,653          $64,630
-----------------------------------------------------------------------------------------------------------------------

The Audit Committee has adopted pre-approval policies and procedures, a copy of which can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. One hundred percent of the fees set forth above were preapproved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

PROPOSAL 2 — APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed T.E. Lott & Company, a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 2009, and until their successors are selected.

The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board anticipates that representatives of T.E. Lott & Company will be in attendance at the Annual Meeting, be present to make a statement or be available to respond to questions.

Although not required to do so, the Board of Directors has chosen to submit its appointment of T.E. Lott & Company for ratification by the Company’s shareholders. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

The Board of Directors unanimously recommends you vote FOR Proposal 2 to ratify the appointment of T.E. Lott & Company as independent public accountants for the fiscal year ending December 31, 2010.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The America Reinvestment and Recovery Act of 2009 (“ARRA”) requires recipients of funds under CCP to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables, and any related material). ARRA further provides that this shareholder vote shall not be binding on the board of directors of a recipient of funds under CCP, and may not be construed as overruling a decision by such board, nor to create or imply any additional fiduciary duty by such board, nor shall such vote be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

These ARRA provisions give you as a shareholder the right to endorse or not endorse our executive compensation through the following resolution:

                  "Resolved, that the shareholders approve  its executive compensation  as described in the section captioned  "Compensation Discussion and Analysis" in the 2010
         Proxy Statement, including the compensation tables and any related material."

Under ARRA, your vote is advisory, and will not be binding on the Board. However, the Compensation Committee will take into account the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends you vote FOR approval of the resolution.

Solicitation of Proxies

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by directors, officers and employees of the Company or the bank, by means of telephone, telegraph or personal contact, but without additional compensation therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

Proposals of Shareholders

Any proposal of a shareholder to be presented for action at the Annual Meeting of Shareholders to be held in the year 2011 must be received at the Company’s principal executive office no later than January 27, 2011, if it is to be included in management’s proxy statement. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company’s bylaws relating to shareholder proposals and certain Securities and Exchange Commission Regulations in order to be included in the Company’s proxy materials.

The Company’s proxy for the year 2011 meeting may confer discretionary authority to vote on any proposal of a shareholder to be presented for action at the Annual Meeting of Shareholders to be held in the year 2011 which is not received prior to January 27, 2011, at the Company’s principal executive office.

Annual Report

The 2009 Annual Report to shareholders of the Company, including audited financial statements of the Company, is enclosed for the information of the shareholders. The Annual Report and financial statements are not a part of the proxy soliciting material.

                                           PROXY SOLICITED FOR ANNUAL MEETING
                                   OF SHAREHOLDERS OF THE FIRST BANCSHARES, INC.
                                            TO BE HELD ON MAY 27, 2010

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints David E. Johnson as Proxy with the power to appoint his substitute and hereby authorizes him to represent the undersigned, and to vote upon all matters that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated herein, with full power to vote all shares of common stock of The First Bancshares, Inc.
held of record by the undersigned on April 8, 2010, at the Annual Meeting of Shareholders to be held on May 27,
2010 or any adjournment(s) thereof.

         IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED BELOW AND AT THE DISCRETION OF
THE PERSON NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

         The Board of Directors recommend you vote FOR Proposals 1, 2, and 3

1.      PROPOSAL  1:  To elect the four (4) identified nominees as directors.

                                                  Class III
                                                  ---------
                                               David E. Bomboy
                                               E. Ricky Gibson
                                               Fred A. McMurry
                                           M. Ray (Hoppy) Cole, Jr.

         ( )      FOR all nominees                        ( )     WITHHOLD AUTHORITY
                  listed (except as marked to                     to vote for all nominees
                  the contrary)

         (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s)
         in the space provided below)

         _________________________________________________________________________________

2.       PROPOSAL 2:  To approve  the appointment of  T.E. Lott & Company as the Independent Public Accountants
         for the Company
         ( )      FOR                           (    ) AGAINST                              ( ) ABSTAIN

3.       PROPOSAL 3:  To vote on advisory (non-binding) proposal to approve Executive Compensation
         ( )      FOR                           (    ) AGAINST                              ( ) ABSTAIN

Signature:
          ---------------------------------------

Signature:
          ---------------------------------------

Dated:                           2010
      -------------------------,

                                 Votes must be indicated by an (x) in Black or Blue Ink.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.